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                                                                    EXHIBIT 23.6

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Landry's Seafood Restaurant, Inc. of our report dated February 4, 2000 included in Rainforest Cafe, Inc.'s Form 10-K for the year ended January 2, 2000 and to all references to our Firm included in this Registration Statement.

/s/ Arthur Andersen LLP

Arthur Andersen LLP

Minneapolis, Minnesota

March 13, 2000